Exhibit 99.1

Blackbaud, Inc. Announces Third Quarter 2009 Results

Announces Fourth Quarter 2009 Dividend

CHARLESTON, S.C. – October 28, 2009 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter ended September 30, 2009.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are very pleased with the company’s better-than-expected financial results in the third quarter. We continue to see the largest nonprofit organizations moving forward with technology investments in order to optimize their fundraising activities in the current economic environment, while also driving operational enhancements that will benefit their organizations long-term. As a result, Blackbaud’s enterprise sales efforts and the Blackbaud Enterprise CRM™ product offering continue to represent important drivers of our solid financial performance.”

“While the market environment remains challenging, Blackbaud is making steady progress in strengthening its market position. We continue to expand our existing relationships and add to our customer base in the online fundraising segment of the market, and the company’s already solid overall win rates continue to increase. These reasons, along with others, cause us to believe Blackbaud is well positioned for enhanced growth when the economy eventually improves.”

On a GAAP basis, Blackbaud reported total revenue of $79.2 million for the quarter ended September 30, 2009, a decrease of 1.1% compared with the third quarter of 2008. Income from operations and net income were $13.9 million and $9.8 million, respectively, compared with $11.5 million and $7.3 million, respectively, in the third quarter of 2008. Diluted earnings per share were $0.22 for the quarter ended September 30, 2009, compared with $0.17 in the same period last year.

For the quarter ended September 30, 2009, non-GAAP revenue, including a $0.5 million revenue adjustment related to Kintera purchase accounting, was $79.7 million, a decrease of 3.6% compared with non-GAAP revenues in the third quarter of 2008. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $18.9 million, above the Company’s guidance of $15.5 to $16.5 million and representing a non-GAAP operating margin of 23.8%. Non-GAAP operating income was $19.2 million in the third quarter of 2008.

Non-GAAP net income was $11.6 million for the quarter ended September 30, 2009, compared with $11.4 million in the same period last year. Non-GAAP diluted earnings per share were $0.26 for the quarter ended September 30, 2009, above the Company’s guidance of $0.22 to $0.23 and compared to $0.26 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the quarter with $22.2 million in cash, up from $18.5 million at the end of the previous quarter. The company generated $25.8 million in cash from operations during the third quarter, approximately $23 million of which was used to reduce debt. The Company also used $4.4 million for the quarterly payment of dividends to stockholders.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The company’s strong third quarter financial results were enhanced by a couple of large Blackbaud Enterprise CRM™ deals that closed and were recognized during the quarter. Revenue and profitability would have been above the high-end of our guidance even without these larger transactions, and the company’s evolution to subscription-based offerings and recurring revenue continues to progress.” Williams added, “We are pleased with the company’s ability to execute at the highest level with respect to expense management. During the third quarter, our worldwide organization continued to identify incremental expense savings and to focus on how to improve the efficiency of our operations.”

Fourth Quarter 2009 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a fourth quarter dividend of $0.10 per share payable on December 15, 2009 to stockholders of record on November 27, 2009. Additionally, as of September 30, the Company had approximately $30 million remaining under its common stock share repurchase program that was authorized over a year ago.

Conference Call Details

Blackbaud will host a conference call today, October 28, 2009, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-575-5790 (domestic) or 719-325-2392 (international). A replay of this conference call will be available through November 4, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4454356. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa

Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations and include revenue associated with the Kintera acquisition that is not recognizable under GAAP purchase accounting.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$22,238	$16,361
Donor restricted cash	16,493	12,363
Accounts receivable, net of allowance of $2,911 and $2,777 at September 30, 2009 and December 31, 2008, respectively	51,266	52,554
Prepaid expenses and other current assets	21,978	17,281
Deferred tax asset, current portion	6,745	6,858

Total current assets	118,720	105,417
Property and equipment, net	19,287	21,384
Deferred tax asset	61,096	64,762
Goodwill	74,208	73,615
Intangible assets, net	43,815	48,171
Other assets	530	537

Total assets	$317,656	$313,886

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$7,085	$7,023
Accrued expenses and other current liabilities	26,371	21,758
Donations payable	16,493	12,363
Capital lease obligations, current portion	230	384
Debt, current portion	18,642	60,049
Deferred revenue	128,168	113,802

Total current liabilities	196,989	215,379
Capital lease obligations, noncurrent	57	203
Long-term debt, net of current portion	420	1,288
Deferred revenue, noncurrent	5,449	5,838
Other noncurrent liabilities	1,386	670

Total liabilities	204,301	223,378

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 51,683,679 and 51,269,081 shares issued at September 30, 2009 and December 31, 2008, respectively	52	51
Additional paid-in capital	132,324	116,846
Treasury stock, at cost; 7,536,337 and 7,494,466 shares at September 30, 2009 and December 31, 2008, respectively	(131,265)	(130,594)
Accumulated other comprehensive loss	(164)	(899)
Retained earnings	112,408	105,104

Total stockholders’ equity	113,355	90,508

Total liabilities and stockholders’ equity	$317,656	$313,886

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2009	2008	2009	2008
Revenue
License fees	$5,919	$8,099	$19,123	$27,337
Services	22,818	27,076	66,412	75,988
Maintenance	29,742	27,411	86,574	79,212
Subscriptions	19,190	15,547	53,686	33,342
Other revenue	1,536	1,965	4,566	6,157

Total revenue	79,205	80,098	230,361	222,036

Cost of revenue
Cost of license fees	987	1,011	2,871	2,660
Cost of services	15,269	16,703	46,990	47,301
Cost of maintenance	5,498	5,363	16,078	14,662
Cost of subscriptions	7,462	6,259	21,240	13,739
Cost of other revenue	1,325	1,970	4,136	5,841

Total cost of revenue	30,541	31,306	91,315	84,203

Gross profit	48,664	48,792	139,046	137,833

Operating expenses
Sales and marketing	15,778	16,686	46,965	47,597
Research and development	11,389	10,568	34,151	27,977
General and administrative	7,420	9,848	24,872	24,387
Amortization	194	190	572	524

Total operating expenses	34,781	37,292	106,560	100,485

Income from operations	13,883	11,500	32,486	37,348
Interest income	32	219	131	418
Interest expense	(181)	(603)	(876)	(821)
Other income (expense), net	226	(152)	96	(192)

Income before provision for income taxes	13,960	10,964	31,837	36,753
Income tax provision	4,132	3,648	11,349	13,407

Net income	$9,828	$7,316	$20,488	$23,346

Earnings per share
Basic	$0.23	$0.17	$0.48	$0.54
Diluted	$0.22	$0.17	$0.47	$0.53

Common shares and equivalents outstanding
Basic weighted average shares	42,781,072	42,668,276	42,805,498	43,112,209
Diluted weighted average shares	43,826,550	43,409,941	43,493,362	43,889,859
Dividends per share	$0.10	$0.10	$0.30	$0.30

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2009	2008
Cash flows from operating activities
Net income	$20,488	$23,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,563	9,099
Provision for doubtful accounts and sales returns	2,082	4,018
Stock-based compensation expense	9,062	7,912
Excess tax benefit on exercise of stock options	(4,806)	(168)
Deferred taxes	5,896	1,837
Other non-cash adjustments	94	80
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	1,389	(12,516)
Prepaid expenses and other assets	447	(1,020)
Trade accounts payable	(198)	904
Accrued expenses and other current liabilities	2,625	(5,459)
Donor restricted cash	(4,129)	(6,343)
Donations payable	4,129	6,343
Deferred revenue	11,713	19,963

Net cash provided by operating activities	60,355	47,996

Cash flows from investing activities
Purchase of property and equipment	(3,865)	(5,577)
Purchase of net assets of acquired companies, net of cash acquired	(2,258)	(49,927)

Net cash used in investing activities	(6,123)	(55,504)

Cash flows from financing activities
Proceeds from issuance of debt	—	86,000
Proceeds from exercise of stock options	2,127	696
Excess tax benefit on exercise of stock options	4,806	168
Payments on debt	(42,275)	(27,283)
Payments of deferred financing fees	—	(47)
Payments on capital lease obligations	(300)	(427)
Purchase of treasury stock	—	(40,338)
Dividend payments to stockholders	(13,206)	(13,196)

Net cash (used in) provided by financing activities	(48,848)	5,573

Effect of exchange rate on cash and cash equivalents	493	(537)

Net increase (decrease) in cash and cash equivalents	5,877	(2,472)
Cash and cash equivalents, beginning of period	16,361	14,775

Cash and cash equivalents, end of period	$22,238	$12,303

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
GAAP revenue	$79,205	$80,098	$230,361	$222,036

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	452	2,555	2,493	2,555

Total Non-GAAP adjustments	452	2,555	2,493	2,555

Non-GAAP revenue	$79,657	$82,653	$232,854	$224,591

GAAP gross profit	$48,664	$48,792	$139,046	$137,833

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	452	2,555	2,493	2,555
Add back: Stock-based compensation expense (see table below)	685	566	1,969	1,534
Add back: Amortization of intangibles from business combinations (see table below)	1,583	1,735	4,736	3,541

Total Non-GAAP adjustments	2,720	4,856	9,198	7,630

Non-GAAP gross profit	$51,384	$53,648	$148,244	$145,463

Non-GAAP gross margin	65%	65%	64%	65%

GAAP income from operations	$13,883	$11,500	$32,486	$37,348

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	452	2,555	2,493	2,555
Add back: Stock-based compensation expense (see table below)	2,817	3,234	9,062	7,912
Add back: Amortization of intangibles from business combinations (see table below)	1,777	1,925	5,308	4,065

Total Non-GAAP adjustments	5,046	7,714	16,863	14,532

Non-GAAP income from operations	$18,929	$19,214	$49,349	$51,880

Non-GAAP operating margin	24%	23%	21%	23%

GAAP net income	$9,828	$7,316	$20,488	$23,346

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	5,046	7,714	16,863	14,532
Add back: Tax impact related to Non-GAAP adjustments	(3,280)	(3,636)	(7,644)	(6,594)

Non-GAAP net income	$11,594	$11,394	$29,707	$31,284

Shares used in computing Non-GAAP diluted earnings per share	43,827	43,918	43,493	44,388

Non-GAAP diluted earnings per share	$0.26	$0.26	$0.68	$0.70

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$335	$360	$1,072	$1,012
Cost of maintenance	230	138	544	369
Cost of subscriptions	120	68	353	153

Subtotal	685	566	1,969	1,534
Operating expenses
Sales and marketing	422	424	1,093	1,005
Research and development	718	581	2,115	1,609
General and administrative	992	1,663	3,885	3,764

Subtotal	2,132	2,668	7,093	6,378

Total stock-based compensation expense	$2,817	$3,234	$9,062	$7,912

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$95	$80	$266	$166
Cost of services	336	336	1,006	1,004
Cost of maintenance	326	370	976	566
Cost of subscriptions	807	931	2,432	1,749
Cost of other revenue	19	18	56	56

Subtotal	1,583	1,735	4,736	3,541

Operating expenses	194	190	572	524

Total amortization of intangibles from business combinations	$1,777	$1,925	$5,308	$4,065